Exhibit 10.19

PROPOSED

AMENDED PACIFIC NORTHWEST BANCORP

1996 OUTSIDE DIRECTORS STOCK OPTIONS-FOR-FEES PLAN

(Effective January 1, 2002)

1.             Purpose of Plan.  The purpose of the Amended Pacific Northwest Bancorp 1996 Outside Directors Stock Options-for-Fees Plan is to provide non-employee directors of the Corporation with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Affiliates, to join the interests of non-employee directors with the interests of the stockholders of the Corporation, and to facilitate attracting and retaining non-employee directors of exceptional ability.

2.             Definitions.  As used herein, the following definitions shall apply:

"Affiliate" shall mean any corporation in which the Corporation owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock.

"Board of Directors" shall mean the board of directors of the Corporation.

"Committee" shall mean a committee of the Board of Directors designated by the Board to administer the Plan.

"Common Stock" shall mean the common stock, no par value per share, of the Corporation.

"Corporation" shall mean Pacific Northwest Bancorp, a Washington corporation, or any successor thereof.

"Director Notice" shall mean a written notice setting forth the Participant's election under Section 4(b) of the Plan and delivered by a Participant to the Corporation prior to the first day of the calendar year, to be effective for such year or years as are specified in such notice. A Director Notice shall be irrevocable for the current calendar year but may be modified by a Participant with respect to a future year(s).

“Fair Market Value" shall mean, as of any date, the closing price of the Corporation's Common Stock on the Nasdaq National Market System. If the Common Stock is not traded on a national securities exchange or quoted on the Nasdaq Stock Market, and there are not at least two brokerage companies reporting a bid price per share on the Option Grant Date, then the Fair Market Value shall be that value determined in good faith by the Committee in such manner as it deems appropriate.

"Nonqualified Option" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

"Option Grant Date" shall mean the first business day of each calendar year following the effective date of the Plan.

"Option Price" shall mean the price at which a Nonqualified Option may be exercised which shall be the Fair Market Value on the Option Grant Date of such Nonqualified Option.

"Participant" shall mean a member of the Board of Directors who is not an employee of the Corporation or an Affiliate.

"Plan" shall mean this Amended Pacific Northwest Bancorp 1996 Outside Directors Stock Options-for-Fees Plan.

"Total Director Fees" shall mean, with respect to any calendar year, $10,000, as the retainer fee payable to an outside Director for service on the Board of Directors of the Corporation.

3.             Administration.  The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

4.             Annual Grants.

(a)            Each Participant shall deliver a Director Notice to the Corporation on or before the date specified in the Plan. During the term of this Plan, on the first business day of each calendar year following the effective date of the Plan, each Participant shall receive a Nonqualified Option to the extent of the Participant's election in his or her Director Notice in effect for such year. The option exercise price for each such Nonqualified Option shall be the Option Price. If, with respect to any calendar year, a Director Notice is not received from a Participant, the Participant's Total Director Fees shall be payable in cash.

(b)           Each Participant may specify one of the following elections in a Director Notice:

(i)            Option 1.  Receive Total Director Fees in cash, payable quarterly;

(ii)           Option 2.  Convert the right to receive fifty percent (50%) of the retainer (currently $5,000) for an option to purchase three times the dollar amount of the converted retainer (currently $15,000) worth of Common Stock at the fair market value on the date of grant, or

(iii)          Option 3.  Convert the right to receive the entire annual retainer (currently $10,000) for an option to purchase three times the dollar amount of the converted retainer (currently $30,000) worth of Common Stock at the fair market value on the date of grant.

5.             Vesting.  Each Nonqualified Option issued pursuant to this Plan shall be conditioned on the Participant continuing to serve as a member of the Board for a period of one (1) year following the Option Grant Date. The Nonqualified Option may not be exercised during said one (1) year period. If a Participant ceases to be a member of the Board prior to the expiration of the one (1) year period, all unexercisable Nonqualified Options held by the Participant shall be cancelled as of the Participant's last day of service.

6.             Indemnification of Committee Members.  In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

7.             Maximum Number of Shares Subject to Plan.  The maximum number of shares with respect to which stock options may be granted under the Plan shall be 25,000 shares in the aggregate of Common Stock of the Corporation, which may consist in whole or in part of the authorized and unissued or reacquired Common Stock of the Corporation. If a stock option expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the stock option was not exercised at the time of its expiration or termination shall again become available for the grant of stock options under the Plan, unless the Plan shall have been terminated.

The number of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalization, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option.

8.             Written Agreement.  Each stock option shall be evidenced by a written agreement and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

9.             Payment of Stock Option Price.  To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash shall be made by the Participant for all shares so purchased. No Participant shall have any of the rights of a stockholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 7.

10.           Exercise of Stock Options.  A Participant may exercise a stock option, in whole or in part, by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied by (i) full payment for the shares with respect to which the stock option is exercised, in cash, or (ii) in the sole discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Successive stock options may be granted to the same Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

11.           Nontransferability of Stock Options.  Except to the extent authorized by the Committee, no stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options shall be exercisable, during the lifetime of the Participant, only by the Participant.

12.           Term of Stock Options.  If not sooner terminated, each stock option granted hereunder shall expire upon the earlier to occur of the date five (5) years from Option Grant Date or the date ninety (90) days (three (3) years in the event a director attains the Board's mandatory retirement age or, with Committee approval, upon termination of service for any other reason, other than voluntary resignation or termination for cause) following the date upon which the Participant ceases to be a member of the Board of Directors. Notwithstanding the foregoing, all outstanding options held by a Participant shall expire immediately upon the Participant's termination for cause. For purposes of this plan, "termination for cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses).

13.           Investment Purpose.  If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain either the Corporation's approval or a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

14.           No Right to Continued Service as a Director.  Nothing contained in the Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of service as a director of the Corporation or an Affiliate nor interfere in any way with the right of the Corporation, any Affiliate, or their stockholders to terminate such Participant's service as a director at any time.

15.           Withholding Payments.  If upon the exercise of an option there shall be payable by the Corporation any amount for income tax withholding, then in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock to be paid to the Participant or the Participant shall pay such amount to the Corporation to reimburse it for such income tax withholding. The Committee may, in its sole discretion permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable upon exercise of a stock option appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option, to reimburse the Corporation for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

16.           Termination, Duration, and Amendment of Plan.

(a)            The Plan may be terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on December 31, 2005, and no stock options may be granted thereafter.  The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination.

(b)           The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement.

17.           Section 16 Compliance.  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee or the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Washington, without giving effect to the choice of law principles thereof.